Wealthfront Reports Fiscal Fourth Quarter and Full Year 2026 Results

Record annual revenue of $365.0 million in the fiscal year ending January 31, 2026, including a quarterly record of $96.1 million in the fiscal fourth quarter ending January 31, 2026
Total Platform Assets up 17% year-over-year to a record $94.1 billion

Palo Alto, CA - March 11, 2026 - Wealthfront Corporation (Nasdaq: WLTH), a tech-driven financial platform helping digital natives turn their savings into wealth, announced financial results for its fiscal fourth quarter and full year ended January 31, 2026.

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David Fortunato - CEO, President & Director: “We capped off a milestone year in the fourth quarter as we went public and drove another quarter-end record in Total Platform Assets due in large part to a second consecutive record quarter in net cross account transfers from Cash Management to Investment Advisory. We continued to expand our product suite in our effort to optimize client financial outcomes including with the launch of early access to Wealthfront Home Lending, the initial rollout of the Wealthfront Treasury Money Market Fund, and further enhancements to our core Investment Advisory and Cash Management offerings.”

Alan Imberman - CFO & Treasurer: “Fiscal 2026 was a banner year in which we drove record Platform Assets, Revenue, and Adjusted EBITDA contributing to strong cash generation that resulted in corporate cash balances ending January above $440 million. Fiscal 2027 is off to a strong start with total net deposit growth in February amidst a dynamic macro-environment. In March, our board of directors authorized a $100 million share repurchase program. Given the multi-decade opportunity to compound wealth with new and existing clients, we view our shares as attractive at current levels.”

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Fiscal Fourth Quarter and Full Year 2026 Results Summary

	Three Months Ended January 31,			Twelve Months Ended January 31,
($ in thousands, except per share amounts)	2026	2025	% change	2026	2025	% change
GAAP
Total revenue	$96,136	$82,680	16%	$364,993	$308,859	18%
Net income (loss) - diluted	(134,774)	32,092	NM	(43,203)	181,752	NM
Net income margin - diluted (%)	(140)%	39%		(12)%	59%
Diluted earnings per common share	$(1.31)	$0.23	NM	$(0.76)	$1.31	NM
Net cash provided by operating activities	33,306	19,915	67%	152,189	123,150	24%
Operating cash flow conversion (%)	NM	62%		NM	63%
Non-GAAP[1]
Adjusted EBITDA	$44,210	$36,202	22%	$170,688	$142,688	20%
Adjusted EBITDA margin (%)	46%	44%		47%	46%
Free cash flow	32,998	18,969	74%	151,051	117,307	29%
Free cash flow conversion (%)	75%	52%		88%	82%
1 Non-GAAP measure. Wealthfront’s reasons for use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document in the section labeled ‘Non-GAAP Reconciliations’.

F4Q26 Financial Highlights
•Quarterly total revenue of $96.1 million increased 16% year-over-year primarily driven by a 17% year-over-year increase in Total Platform Assets to $94.1 billion. This includes Investment Advisory Assets of $48.7 billion, which were up 29% year-over-year and Cash Management Assets of $45.4 billion, which were up 7% year-over-year. Change in Total Platform Assets included Total Net Deposits of $6.7 billion in the year and $(360) million in the quarter.
•Funded Clients of 1.42 million grew 17% year-over-year. Funded Accounts of 1.84 million grew 16% year-over-year.
•GAAP expenses of $310.7 million compared to $51.8 million in the prior year quarter, with the increase due primarily to higher stock-based compensation (SBC) expense primarily tied to one-time, IPO-related SBC expense of $239.0 million. Adjusted operating expenses of $57.1 million increased 15% year-over-year due to higher product development expense, partially offset by lower marketing expense.
•GAAP diluted net income (loss) of $(134.8) million compared to $32.1 million in the prior year quarter with the decline due to higher GAAP expenses primarily tied to one-time, IPO-related SBC expense of $239.0 million. GAAP diluted net income margin was (140)%, compared to 39% in the prior year quarter with the decrease primarily driven by one-time, IPO-related SBC expense.
•GAAP diluted EPS was $(1.31) compared to $0.23 in the prior year quarter driven primarily by one-time, IPO-related SBC expense.
•Adjusted EBITDA1 of $44.2 million grew 22% year-over-year. Adjusted EBITDA margin1 was 46%, compared to 44% for the prior year quarter. We expect Adjusted EBITDA margins to decline sequentially but remain above 40% for the fiscal first quarter 2027.
•Net cash provided by operating activities was $33.3 million and Free cash flow1 was $33.0 million. Free cash flow conversion ratio1 was 75% for the three months ended January 31, 2026 and 88% in the twelve months ended January 31, 2026.
F2026 Financial Highlights
•Annual total revenue of $365.0 million increased 18% year-over-year.
•Annual GAAP expenses of $476.2 million compared to $187.4 million in the prior year with the increase due to higher SBC expense primarily tied to one-time, IPO-related SBC expense of $239.0 million. Annual adjusted operating expenses of $211.1 million increased 19% year-over-year due to higher product development and general & administrative expense, partially offset by lower marketing expense.
•Annual GAAP diluted net income (loss) of $(43.2) million compared to $181.8 million in the prior year due to the one-time impact of IPO-related SBC expense of $239.0 million. Annual GAAP diluted net income margin was (12)%, compared to 59% in the prior year with the decrease primarily driven by the same factors.
1 Non-GAAP measure. Wealthfront’s reasons for use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document in the section labeled ‘Non-GAAP Reconciliations’.

•Annual GAAP diluted EPS was $(0.76) down year-over-year compared to $1.31 in the prior year due primarily to the one-time impact of IPO-related SBC expense.
•Annual adjusted EBITDA1 of $170.7 million grew 20% year-over-year. Annual adjusted EBITDA margin1 was 47%, compared to 46% for the twelve months ended January 31, 2025.
F4Q26 Business Highlights
•Generated a second consecutive record quarter of net cross account transfers from Cash Management to Investment Advisory amidst a Cash-to-Invest transition environment. This helped drive annualized organic growth2 in Investment Advisory to 11% in the quarter, with monthly annualized organic growth accelerating throughout the period, ending at 15% in January.
•Increased the base Annual Percentage Yield (APY) on the Wealthfront Cash Account by five basis points to 3.30% effective January 30, 2026, as a result of the effective federal funds rate (EFFR) stabilizing at a higher rate within its target range. This industry-leading APY reflects the company’s ongoing commitment to sharing structural efficiencies and higher yields directly with its clients, further bolstering the value proposition of the Wealthfront Cash Account as the primary home for digital native clients' uninvested cash and savings.
•Launched early access to Wealthfront Home Lending, which is intended to deliver a digitally seamless home mortgage experience with low, transparent rates and no hidden fees. The company began a measured rollout to clients in November, starting in Colorado and having since expanded to Texas and California, with a full rollout in those states as well as early access in additional states expected to come later this year.
•Rolled out the Wealthfront Treasury Money Market Fund (WLTXX), a proprietary fund intended to improve after-tax returns through a low-risk, highly liquid investment vehicle and offered at a competitive 0.25% expense ratio. The fund invests primarily in U.S. Treasury securities, offering clients a Cash Management option whose interest is generally exempt from state and local taxes. The fund was initially released to select clients in December with a full rollout scheduled to be completed in March.
•Took further steps in making the Wealthfront Cash account the best cash account experience for young professional savers including the introduction of a comprehensive transaction search function, real-time debit card notifications for both individual and joint accounts, and increased daily withdrawal limits up to $1 million for qualified clients. The company also bolstered the interoperability of the Cash Management and Investment Advisory accounts, including the introduction of auto dividend sweeps from Investment Advisory accounts to Cash Management accounts.
1 Non-GAAP measure. Wealthfront’s reasons for use of the non-GAAP measure and a detailed reconciliation between the non-GAAP measure and the comparable GAAP amount are included at the end of this document in the section labeled ‘Non-GAAP Reconciliations’.
2 Annualized organic growth is calculated as total net deposits in a given period, multiplied by an annualization factor based on actual day counts in that period, divided by prior period ending assets.

Conference Call
Wealthfront’s executive management team will host a live audio webcast beginning at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) today to discuss the quarter and full-year’s financial results and business highlights. The live webcast as well as the earnings press release and earnings presentation can be found at https://ir.wealthfront.com. Following the call, a replay of the webcast will be available on the Wealthfront Investor Relations website.

About Wealthfront
Wealthfront is a tech-driven financial platform helping digital natives turn their savings into wealth. Since pioneering the automated investing category in 2011, the company has grown into a leading consumer fintech that helps clients achieve their financial goals with innovative saving, investing, borrowing, and lending products. Wealthfront’s expanding suite of high-quality, low-cost offerings helps digital natives earn more on their savings, borrow at lower rates, and keep more of their returns. To learn more and get started, visit www.wealthfront.com or download the Wealthfront app.
Contacts
Investors: ir@wealthfront.com

Press: press@wealthfront.com

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements contained in this press release other than statements of historical fact, including statements regarding Wealthfront’s future operating results and financial condition, its business strategy and plans, market growth, and its objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements.
These forward-looking statements are made as of the date they were first issued and are based on information available to Wealthfront together with Wealthfront’s expectations, estimates, forecasts, projections, beliefs, and assumptions as of such date. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Wealthfront’s control. Wealthfront’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors. Further information on potential risks that could affect actual results is included in Wealthfront’s most recent filings with the Securities and Exchange Commission (the “SEC”), including in our most recent Form 10-Q, copies of which may be obtained by visiting Wealthfront’s Investor Relations website at https://ir.wealthfront.com or the SEC's website at https://www.sec.gov. Past performance is not necessarily indicative of future results. Wealthfront undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Forward-looking statements should not be relied upon as representing Wealthfront’s views as of any date subsequent to the date of this press release.
Additional Information
We announce material information to the public through filings with the SEC, the investor relations page on our website (ir.wealthfront.com), press releases, public conference calls, public webcasts, and our social media accounts on X, Instagram, Facebook, and LinkedIn in order to achieve broad, non-exclusionary distribution of information to the public and for complying with our disclosure obligations under Regulation FD.

The content of our websites and information that we may post on or provide to online and social media channels, including those mentioned above, and information that can be accessed through our websites or these online and social media channels are not incorporated by reference into this presentation or in any report or document we file with the SEC, and any references to our websites or these online and social media channels are intended to be inactive textual references only.

Non-GAAP Financial Measures
We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources, and assess our performance. In addition to total revenue, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”). Adjusted EBITDA is defined as net income (loss), excluding: (i) interest expenses, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) stock-based compensation expense, (v) change in fair value of the convertible note, warrant liabilities, and SAFEs, and (vi) nonrecurring expenses, if any. The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, we have included Adjusted EBITDA and Adjusted EBITDA Margin in this press release because they are key measurements used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, identify trends affecting our business and perform strategic planning and annual budgeting. Free Cash Flow reflects net cash provided from operating activities, less (i) purchases of property, software, and equipment and (ii) capitalized internally developed software. We believe Free Cash Flow allows investors to evaluate the cash generated from our underlying operations in a manner similar to the method used by management. However, the utility of Free Cash Flow as a measure of our liquidity is limited as it does not represent the total increase or decrease in our cash balance for a given period. Free Cash Flow Conversion reflects 1) Free Cash Flow divided by 2) Adjusted EBITDA. Adjusted Operating Expenses reflect GAAP operating expenses, less (i) stock-based compensation expense and (ii) nonrecurring expenses, if any. The above items are excluded from our Adjusted Operating Expenses because these items are non-cash in nature, or because the amount and timing of these items is unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. Please refer to the Appendix for a reconciliation of each non-GAAP financial measure presented herein to the most directly comparable financial measure stated in accordance with GAAP.

Key Business Metrics
Platform assets: We define “platform assets” as the total value of financial assets held by clients in their accounts as of a stated date on our platform. Net deposits and changes in value attributable to financial market performance are included in the change in platform assets in any given period. We further break down platform assets into two categories of products: cash management and investment advisory.
Net deposits: We define “net deposits” as the value of all assets clients have placed into products on our platform, net of withdrawals, over a defined period of time. We exclude changes in value attributable to financial market performance from this metric. We view net deposits as an important barometer of our ability to scale and grow organically and accumulate assets onto our platform. We view the relevant metric as net deposits on a platform-wide basis, not by individual product. Although net deposits can vary by product based on the economic environment, total net deposits provides a more comprehensive view of our growth because our platform offers diverse financial products that are designed to perform under a wide range of economic conditions, allowing the business to maintain resilience and increase total platform assets across market cycles and through extraordinary events.

Funded clients: We define “funded clients” as clients with balances greater than zero or that have been greater than zero on at least one occasion during the 45 consecutive calendar days ending as of the measurement date. Funded clients include clients with a zero balance across all accounts as of the measurement date if they had greater than zero balances in at least one account within 45 calendar days prior to the measurement date. Individuals who shared funded joint accounts are each considered to be a separate funded client. The number of funded clients is as of a stated date and reflects our scale and monetization potential.

Funded accounts: We define “funded accounts” as accounts with balances greater than zero or that have been greater than zero on at least one occasion during the 45 consecutive calendar days ending as of the measurement date. Funded accounts include accounts with a zero balance as of the measurement date if they had greater than zero balances within 45 calendar days prior to the measurement date. A shared funded joint account is considered a single funded account. The number of funded accounts is as of a stated date and reflects our scale and monetization potential.

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

($ in thousands)	January 31, 2026	January 31, 2025
Assets
Current assets:
Cash and cash equivalents	$440,805	$142,860
Cash segregated and on deposit for regulatory purposes	10,375	9,083
Due from clients	227,413	118,518
Accounts receivable	33,127	29,127
Client-held fractional shares	514,877	28,057
Other current assets	49,187	18,805
Total current assets	1,275,784	346,450
Deferred tax assets, net	119,749	60,194
Operating lease right-of-use asset	8,696	11,229
Property, software, and equipment, net	7,755	14,723
Other noncurrent assets	3,745	2,610
Total assets	$1,415,729	$435,206
Liabilities, redeemable convertible preferred stock, and stockholders’ equity
Current liabilities:
Accounts payable	7,299	6,467
Accrued liabilities	8,830	7,517
Due to clients	30,209	9,452
Payable to clearing broker	227,439	118,174
Current portion of operating lease liabilities	4,101	3,556
Fractional shares repurchase obligation	514,877	28,057
Total current liabilities	792,755	173,223
Operating lease liabilities, net of current portion	6,292	9,796
Other noncurrent liabilities	1,993	9,651
Total liabilities	$801,040	$192,670
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value per share; 0 and 85,490,483 shares authorized as of January 31, 2026 and January 31, 2025, respectively; 0 and 69,914,359 shares issued and outstanding as of January 31, 2026 and January 31, 2025, respectively; aggregate liquidation preference of $0 and $229,543 as of January 31, 2026 and January 31, 2025, respectively	—	227,198
Stockholders’ equity:
Common stock, $0.0001 par value per share; 214,611,134 shares authorized as of January 31, 2026 and January 31, 2025; 152,118,527 and 41,532,599 shares issued as of January 31, 2026 and January 31, 2025; 150,645,067 and 40,110,106 shares outstanding as of January 31, 2026 and January 31, 2025, respectively	12	4
Treasury stock, at cost; 1,473,460 and 1,422,493 shares held as of January 31, 2026 and January 31, 2025, respectively	(13,052)	(12,593)
Additional paid-in capital	769,730	127,862
Accumulated deficit	(142,001)	(99,935)
Total stockholders’ equity	$614,689	$15,338
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity	$1,415,729	$435,206

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended January 31,		Twelve Months Ended January 31,
($ in thousands)	2026	2025	2026	2025
Revenue:
Cash management	$69,749	$62,056	$271,700	$230,946
Investment advisory	25,803	19,632	91,899	73,045
Other revenue	584	992	1,394	4,868
Total revenue	96,136	82,680	364,993	308,859
Costs and operating expenses:
Cost of revenue	9,574	8,543	38,007	30,964
Product development	150,056	18,085	212,437	64,515
General and administrative	114,984	7,841	149,128	29,092
Marketing	20,240	14,475	51,755	52,196
Operations and support	15,802	2,839	24,836	10,619
Total costs and operating expenses	310,656	51,783	476,163	187,386
Interest expense	508	253	891	2,810
Other income, net	(5,053)	(812)	(10,813)	(20,566)
Income before income taxes	(209,975)	31,456	(101,248)	139,229
Provision for (benefit from) income taxes	(76,320)	(636)	(59,182)	(55,218)
Net income (loss)	$(133,655)	$32,092	$(42,066)	$194,447
Net income (loss) attributable to common shareholders:
Net income (loss) attributable to common stockholders, basic	$(133,655)	$32,092	$(42,066)	$194,447
Net income (loss) attributable to common stockholders, dilutive	$(134,774)	$32,092	$(43,203)	$181,752
Earnings per share (EPS):
Basic	$(1.30)	$0.82	$(0.74)	$4.99
Diluted	$(1.31)	$0.23	$(0.76)	$1.31
Weighted-average shares outstanding used in computing EPS:
Basic	102,601,387	39,108,339	56,694,634	38,990,556
Diluted	102,830,296	137,775,723	56,937,428	138,660,318

Stock-Based Compensation by Type

	Three Months Ended January 31,		Twelve Months Ended January 31,
($ in thousands)	2026	2025	2026	2025

Product development	$124,266	$1,632	$127,414	$7,325
General and administrative	102,992	419	110,677	2,041
Marketing	8,242	109	8,472	536
Operations and support	12,788	239	13,261	1,099
Stock-based compensation expense, net of amounts capitalized	248,288	2,399	259,824	11,001
Capitalized stock-based compensation expense	—	(279)	—	(1,637)
Total stock-based compensation expense	$248,288	$2,120	$259,824	$9,364

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended January 31,		Twelve Months Ended January 31,
($ in thousands)	2026	2025	2026	2025
Operating activities
Net income (loss)	$(133,655)	$32,092	$(42,066)	$194,447
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property, software, and equipment, net	1,829	1,779	7,397	6,236
Non-cash lease expense	859	783	3,280	3,066
Cash interest paid on convertible note	—	—	—	(904)
Cash interest expense on related-party long-term debt	—	(6,193)	—	(6,193)
Non-cash interest expense on related-party long-term debt	—	171	—	2,272
Deferred income taxes	(74,049)	(660)	(59,555)	(60,194)
Stock-based compensation expense	248,288	2,120	259,824	9,364
Impairment of internally developed software	—	—	709	—
Change in fair value of convertible note	—	—	—	(16,927)
Change in fair value of warrant liabilities	(1,494)	220	(1,517)	678
Change in fair value of simple agreement for future equity	(219)	374	66	1,298
Changes in operating assets and liabilities:
Due from clients	(36,343)	(23,210)	(108,895)	(49,052)
Accounts receivable	(1,056)	(1,647)	(4,000)	(8,946)
Other current and noncurrent assets	(18,144)	(5,586)	(31,517)	(9,890)
Accounts payable	(2,294)	29	832	3,287
Accrued liabilities	(3,547)	(3,343)	1,313	2,116
Due to clients	17,796	823	20,757	7,127
Payable to clearing broker	36,313	23,037	109,265	48,761
Lease liabilities	(979)	(874)	(3,705)	(3,396)
Net cash provided by operating activities	$33,306	$19,915	$152,189	$123,150
Investing activities
Purchases of property, software, and equipment	(308)	(31)	(1,138)	(533)
Capitalized internally developed software	—	(915)	—	(5,310)
Net cash used in investing activities	$(308)	$(946)	$(1,138)	$(5,843)
Financing activities
Repayment of convertible note	—	—	—	(29,122)
Principal repayment of related-party long-term debt	—	(20,000)	—	(20,000)
Proceeds from draw on credit facility	(200,000)	—	(200,000)	—
Repayment of draw on credit facility	200,000	—	200,000	—
Taxes paid related to net shares of settlement of equity awards in connection with IPO	(136,855)	—	(136,855)	—
Proceeds from issuance of common stock	282,222	—	282,222	—
Equity issuance costs	(9,162)	—	(9,162)	—
Proceeds from exercise of stock options, including early exercises	5,278	2,626	12,439	4,919
Repurchase of common stock	(194)	(13,555)	(459)	(37,037)

WEALTHFRONT CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

Proceeds from issuance of treasury stock	—	22,694	—	22,694
Net cash provided by (used in) financing activities	$141,290	$(8,235)	$148,186	$(58,546)
Net increase in cash and cash equivalents, cash segregated and on deposit for regulatory purposes, and restricted cash	174,288	$10,734	299,237	58,761
Cash and cash equivalents, cash segregated and on deposit for regulatory purposes, and restricted cash at the beginning of the period	279,502	143,819	154,553	95,792
Cash and cash equivalents, cash segregated and on deposit for regulatory purposes, and restricted cash at the end of the period	$453,790	$154,553	$453,790	$154,553

WEALTHFRONT CORPORATION
KEY BUSINESS METRICS

TOTAL	As of or for the Three Months Ended January 31,		As of or for the Twelve Months Ended January 31,
(in $ millions unless otherwise noted)	2026	2025	2026	2025
Platform assets	$94,106	$80,175	$94,106	$80,175
Cash management	45,361	42,411	45,361	42,411
Investment advisory	48,745	37,764	48,745	37,764

Net deposits	$(360)	$2,667	$6,659	$17,714

Funded clients (# in thousands)	1,417	1,212	1,417	1,212
Funded accounts (# in thousands)	1,843	1,584	1,843	1,584

CASH MANAGEMENT	As of or for the Three Months Ended January 31,		As of or for the Twelve Months Ended January 31,
(in $ millions unless otherwise noted)	2026	2025	2026	2025
Cash management assets (off-balance sheet), beginning of the period	$47,011	$41,400	$42,411	$29,361
Cash management assets (off-balance sheet), end of the period	45,360	42,411	45,360	42,411
Average[1]	46,185	41,906	43,886	35,886

Cash management revenue	$69.7	$62.1	$271.7	$230.9

Annualized cash management fee rate (in %) [2]	0.60%	0.59%	0.62%	0.64%

INVESTMENT ADVISORY	As of or for the Three Months Ended January 31,		As of or for the Twelve Months Ended January 31,
(in $ millions unless otherwise noted)	2026	2025	2026	2025
Investment advisory assets (off-balance sheet), beginning of the period	$45,811	$35,096	$37,764	$28,240
Investment advisory assets (off-balance sheet), end of the period	48,745	37,764	48,745	37,764
Average[1]	47,278	36,430	43,255	33,002

Investment advisory revenue	$25.8	$19.6	$91.9	$73.0

Annualized investment advisory fee rate (in %) [2]	0.22%	0.21%	0.21%	0.22%

1 Average balance rows represent the average of the beginning of period and end of period balances.
2 Annualized cash management fee rate and Annualized investment advisory fee rate is calculated by annualizing revenue for the given period and dividing by the simple average asset balance presented.

WEALTHFRONT CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(UNAUDITED)
The following tables present reconciliations of GAAP to non-GAAP measures disclosed within this document.

Adjusted Operating Expenses

	Three Months Ended January 31,		Twelve Months Ended January 31,
($ in thousands)	2026	2025	2026	2025
GAAP operating expenses	$310,656	$51,783	$476,163	$187,386
Less: Stock-based compensation expense	248,288	2,120	259,824	9,364
Less: Employer payroll taxes on IPO-triggered vesting of equity awards	5,275	—	5,275	—
Adjusted operating expenses	$57,093	$49,663	$211,064	$178,022

Adjusted EBITDA & Adjusted EBITDA Margin

	Three Months Ended January 31,		Twelve Months Ended January 31,
($ in thousands)	2026	2025	2026	2025
Net income (loss)	$(133,655)	$32,092	$(42,066)	$194,447
Net income margin	(139)%	39%	(12)%	63%
Add:
Interest expense	508	253	891	2,810
Provision for (benefit from) income taxes	(76,320)	(636)	(59,182)	(55,218)
Depreciation and amortization of property, software, and equipment, net	1,829	1,779	7,397	6,236
EBITDA (non-GAAP)	(207,638)	33,488	(92,960)	148,275
Stock-based compensation expense	248,285	2,120	259,824	9,364
Change in fair value of convertible note, warrant liabilities, and SAFEs	(1,712)	594	(1,450)	(14,951)
Employer payroll taxes on IPO-triggered vesting of equity awards	5,275	—	5,275	—
Adjusted EBITDA (non-GAAP)	$44,210	$36,202	$170,688	$142,688
Adjusted EBITDA Margin (non-GAAP)	46%	44%	47%	46%

Free Cash Flow & Free Cash Flow Conversion

	Three Months Ended January 31,		Twelve Months Ended January 31,
(in thousands)	2026	2025	2026	2025
Net cash provided by operating activities	$33,306	$19,915	$152,189	$123,150
Divided by: Net income (loss)	(133,655)	32,092	(42,066)	194,447
Operating cash flow conversion	NM	62%	NM	63%

Net cash provided by operating activities	$33,306	$19,915	$152,189	$123,150
Less: Capital expenditures	(308)	(946)	(1,138)	(5,843)
Free cash flow	$32,998	$18,969	$151,051	$117,307
Divided by: Adjusted EBITDA (non-GAAP)	44,210	36,202	170,688	142,688
Free cash flow conversion	75%	52%	88%	82%